SCHEDULE A

                          TO THE HERITAGE MUTUAL FUNDS
                  FUND ACCOUNTING AND PRICING SERVICE AGREEMENT


HERITAGE CASH TRUST:
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      Money Market Fund
      Municipal Money Market Fund

HERITAGE CAPITAL APPRECIATION TRUST
-----------------------------------

HERITAGE GROWTH AND INCOME TRUST
--------------------------------

HERITAGE INCOME TRUST:
---------------------
      High Yield Bond Fund
      Intermediate Government Fund

HERITAGE SERIES TRUST:
---------------------
      Core Equity Fund
      Diversified Growth Fund
      Growth Equity Fund
      International Equity Fund
      Mid Cap Stock Fund
      Small Cap Stock Fund
      Value Equity Fund


Dated: October 15, 2002, as amended November 18, 2004